UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

POST-EFFECTIVE AMENDMENT NO. 4

Registration Statement

Under the Securities Act of 1933

CLIFF ROCK RESOURCES CORP.
(Exact name of Registrant as Specified in its Charter)

Registration Statement No. 333-131081

NEVADA	98-0459440
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

206 - 595 Howe Street, Vancouver, British Columbia, Canada V6C 2T5 Phone: (604) 681-2575

(Address and telephone number of principal executive offices and place of business)

The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511 Phone: (702) 688-3061

(Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Maitland & Company, Barristers and Solicitors, 700 – 625 Howe Street, Vancouver, BC Canada V6C 2T6

Phone (604) 681-7474 Fax (604) 681-3896

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The Registrant previously paid a registration fee in the amount of $100.00 in connection with the initial filing of this Registration Statement.

We will bear all the costs and expenses associated with the preparation and filing of this registration statement.  In the event of a stock split, stock dividend or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities and Exchange Commission.

THIS POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment to Form SB-2 is being filed in order to update the prospectus included in this registration statement (Registration No. 333-131081) to reflect the Registrant’s quarterly report on Form 10-QSB for the quarterly period ended June 30, 2007, as filed with the Securities and Exchange Commission on August 14, 2007.  This post-effective amendment also updates certain information related to the Registrant and its business.

This prospectus relates to 7,593,000 shares of our common stock offered by the persons named in the prospectus under the caption “selling shareholders”.  The shares of our common stock may be sold by the selling shareholders directly or through brokers or dealers.  The shares may be offered from time to time by the selling shareholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or through other commonly used methods to trade publicly available stock, at market prices prevailing at the time of sale or negotiated prices.  Until our common stock is quoted for trading on the NASD OTC Bulletin Board (OTCBB), the selling shareholders will sell their shares at a price of $0.15 per share.  To be quoted on the OTCBB we must rely on a market maker to file an application on our behalf with NASD in order to make a market for our common stock.  After our shares are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $0.15 per share.  The Company plans to update the registration statement, of which this prospectus forms a part, for a period ending on or about November 14, 2007.

PROSPECTUS

SUBJECT TO COMPLETION NOVEMBER 14, 2007

CLIFF ROCK RESOURCES CORP.

7,593,000 SHARES OF COMMON STOCK BY SELLING SHAREHOLDERS

Up to 7,593,000 common shares of Cliff Rock Resources Corp. are being sold by selling shareholders.  For this offering we plan to update the registration statement, of which this prospectus forms a part, for a period ending on or about November 14, 2007.  Until the shares of the Company are quoted for trading on the NASD OTCBB, the selling shareholders will sell their shares at a price of $0.15 per share.  To be quoted on the OTCBB, we must rely on a market maker to file an application on our behalf with NASD in order to make a market for our common stock.  After our shares are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $0.15 per share.  These shares will be sold through a stock medium or exchange if the common shares are admitted for trading or listed thereon or in privately negotiated transactions.  We will not receive any of the proceeds from the sale of these shares.

Our common stock is presently not quoted on any market or securities exchange.  An application has been made for quotation of our common stock on the NASD Over-the-Counter Bulletin Board (“OTCBB”).  The sales price to the public is fixed at $0.15 per share until such time as the shares of our common stock are quoted on the OTCBB.  If our common stock becomes quoted on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

Prior to this offering, there has been no public market for our common shares.  Although market-makers have applied for quotation of our common stock on the OTCBB, which is maintained by the National Association of Securities Dealers, Inc., public trading of our common stock may never materialize.  We have not identified any broker-dealers who have expressed an interest in becoming market makers in our securities.  In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act.

SELLING SHAREHOLDERS MAY BE DEEMED TO BE STATUTORY “UNDERWRITERS” AND THEY AND THEIR BROKERS OR DEALERS MUST CONSULT LEGAL COUNSEL AND READ THE IMPORTANT LEGAL COMPLIANCE INFORMATION UNDER “PLAN OF DISTRIBUTION” HEREIN.

An investor should read the Risk Factors section of this prospectus, commencing on page 3 before deciding whether to invest in these securities.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMIISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES, OR PASSED UPON THE ADEQUACY OR ACURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 25, 2007

Item 3:   Summary Information and Risk Factors

Cliff Rock Resources Corp.

We were incorporated with the intention of acquiring mineral exploration projects.  On February 4, 2005 we acquired a 100% interest in one (1) unpatented mineral claim, representing 20 mineral units, known as the IQUE Claim, located on Vancouver Island, British Columbia, Canada.  See “Item 16 – Description of Business” for details of the acquisition.

We are an exploration stage company only.  “Exploration” is defined as a search for deposits of useful minerals (or prospecting), and establishing the nature of a known mineral deposit preparatory to “development”.  There is no assurance that a commercially viable mineral deposit exists on the IQUE Claim.  At this time we are uncertain of the number of mineral exploration phases we will conduct before concluding that there are, or are not, commercially viable minerals on the IQUE Claim.  Further phases beyond the current initial exploration program will be dependent upon a number of factors such as our consulting geologist’s recommendations based upon ongoing exploration program results and our available funds.

Our plan of operations is to conduct mineral exploration activities on the IQUE Claim in order to assess whether it possesses commercially exploitable mineral deposits.  We are specifically seeking evidence of gold or copper.  We have not, nor has any predecessor, identified any commercially exploitable reserves of minerals on the IQUE Claim.

A geology report dated March 15, 2005 was prepared for us by William G. Timmins (“Timmins”), P.Eng. (the “Report”).  The Report contains particulars of recent sampling and geological investigation of the area and recommends a budget for a three phase work program on the IQUE Claim of approximately $8,940 (Cdn$10,000) - $2,119 (Cdn$2,500) for Phase I (completed), $2,235 (Cdn$2,500) for Phase II and $4,470 (Cdn$5,000) for Phase III.  The Report concludes that both Phases I and II are necessary to make an initial evaluation of the IQUE Claim and to select drill targets.

We have completed the Phase I program at a cost of $2,115 (Cdn$2,500).  It was anticipated that Phase II of the program (approximately $2,235 - Cdn$2,500) would have been completed by June 2006.  However, the 2006 exploration season in British Columbia was extremely busy and our geologist has not yet commenced Phase II of our exploration program due to significant snow accumulation this past winter.  On April 2, 2007 we restaked the IQUE Claim at a cost of Cdn$197.61, which resulted in extending the good standing date of the IQUE Claim to April 2, 2008.  See “Risk Factors” for information respecting winter weather conditions at the IQUE Claim.  Nevertheless our geologist expects to complete Phase II of our exploration program during the fall of 2007 or spring of 2008.  We have sufficient funds on hand to complete Phases II and III of the program and to meet our obligations for the short term.  Our directors and promoter have agreed to lend us sufficient funds to cover any short-fall experienced in the completion of the work program.

Upon completion of Phase II, our geologist will prepare a report on the work done in Phases I and II, and based upon that report, a decision will be made whether or not to proceed to Phase III (approximately $4,470 – Cdn$5,000).

As at June 30, 2007 we had cash on hand of $8,553.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations.  From our inception through June 30, 2007 we have incurred a net loss of $128,749.  We attribute our net loss to having no revenues to offset our expenses from professional fees related to the creation and operation of our business and the filing of this registration statement.

Even if a mineral deposit is identified on the IQUE Claim during the initial exploration program, we will have to expend substantial funds on further drilling and engineering studies before we will know if our property contains a commercially viable mineral deposit.

We were incorporated on February 4, 2005 under the laws of the state of Nevada.  Our principal offices are located at Suite 206, 595 Howe Street, Vancouver, British Columbia, Canada V6C 2T5.  Our phone number is (604) 681-2575.  Our fax number is (604) 681-2577.

The Offering

Securities Being Offered:	Up to 7,593,000 shares, which represent 50.3% of our issued and outstanding common stock. The offering price of the common stock is $0.15 per share.

Offering Price and Alternative Plan of Distribution:

The Vertical Group, Inc. of New York, NY, has applied to the OTCBB to allow the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares to be Sold in this Offering:	None

Security Issued and To Be Issued:

15,094,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary of Financial Information:

Balance Sheet Data	For the Nine-Month Period Ended June 30, 2007 (Unaudited)	Year Ended September 30, 2006 (Audited)	From February 4, 2005 (date of inception) to September 30, 2005 (Audited)
Cash	8,553	4,385	18,798
Total Assets	8,977	4,385	18,798
Liabilities	(71,326)	(18,515)	(16,357)
Total Stockholders’ Equity	(62,349)	(14,130)	2,441
Accumulated Deficit	(128,749)	(74,530)	(18,859)

Operating Data		September 30, 2006 (Audited)	September 30, 2005 (Audited)
Revenue	Nil	Nil	Nil
Net Loss for Period	(54,219)	(55,671)	(18,859)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  We are an exploration company only.  “Exploration” is defined as a search for deposits of useful minerals (or prospecting), and establishing the nature of a known mineral deposit preparatory to “development”.

If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

Our agreement to acquire the IQUE Claim includes the payment of advance royalties to the vendor commencing on February 4, 2008.  If such royalties are not paid title to the IQUE Claim will revert to the vendor.

It is a condition of our acquisition agreement with Stephenson (see “Item 3.  Summary Information and Risk Factors” for details) that if we are unable to make the advance royalty payments required to commence on February 4, 2008, then title to the IQUE Claim will revert to Stephenson.

If we do not obtain additional financing, our business will fail.

As of June 30, 2007 we had cash in the amount of $8,553.  We currently do not have any operations and we have no income.  Our business plan calls for expenses in connection with the exploration of our mineral claim.  For the next year of operations, our current operating funds should be sufficient to carry out Phases II and III of our initial three-phase $6,705 (Cdn$7,500) exploration program on the IQUE Claim. If required, however, our Directors and Promoter have agreed to lend us sufficient funds to complete the initial three-phase exploration program and meet our obligations for the short term.  In order for us to perform any further exploration or extensive testing past the initial three-phase program we will need to obtain additional financing to complete the follow-up programs.  We will also require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the IQUE Claim into commercial production.  We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  Obtaining additional financing would be subject to a number of factors, including the market prices for copper and gold and the costs of exploring for or mining these materials.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

As discussed by the auditors in Note 1 to the financial statements, we have not generated any revenue or profitable operations since inception and will need equity financing to begin realizing upon its business plan.  These factors raise substantial doubt about our ability to continue as a going concern.  Our plans in regard to these matters are also discussed in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our independent auditors have stated in their audit report that there is substantial doubt concerning our ability to continue as a going concern.

Because we will need additional financing to fund our extensive exploration activities, our auditors have expressed substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $128,749 for period from February 4, 2005 (inception) to June 30, 2007, and have no revenues.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of our mineral claims.  Our independent auditors have stated in their audit report that there is substantial doubt concerning our ability to continue as a going concern.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.  The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of mineral deposits.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time we have no coverage to insure against these hazards.  The payment of such liabilities may have a material adverse effect on our financial position.

Winter weather conditions could dictate the timing of exploration work on the IQUE Claim.

While winter weather conditions are not generally extreme in the area of the IQUE Claim, the property can in some years experience considerable snow fall, particularly in late January, February and early March.  These conditions would make access to our property difficult.  We completed Phase I of the work program in January 2006.  At this time, we are uncertain as to when Phase II and III will commence.  In any given year, uncertain winter weather conditions could affect future work programs on the IQUE Claim.

Because our president, secretary and treasurer has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Geoffrey Hamilton, our president, secretary and treasurer, currently devotes 2 to 4 hours per week to our business affairs.  Mr. Hamilton is prepared to adjust his timetable to devote more time to our business.  However, he may be unable to devote more time to our affairs when needed.  It is possible that the demands of his other interests will increase, with the result that he would no longer be able to devote sufficient time to the management of our business.  Competing demands on his time may lead to a divergence between his interests and our interests.

Risks Related to Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.

There are several governmental regulations that materially restrict mineral exploration or exploitation.  We will be subject to the Mining Act of British Columbia as we carry out our exploration programs.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.  While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our proposed exploration program.  Permitting for the initial phases of exploration work in the IQUE Claim has been received.

Because the Province of British Columbia owns the land covered by our mineral claims and native land claims might affect our title to the mineral claims or to British Columbia’s title to the property, our business plan may fail.

We are unaware of any outstanding native land claims on the IQUE Claim.  However, it is possible that a native land claim could be made in the future.  The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining.  Should we encounter a situation where a native person or group claims an interest in our claims, we may be able to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims.  In either case, the costs and/or losses could be greater than our financial capacity and our business would fail.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop.  We currently have a market maker which has applied for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be quoted on the bulletin board or, if quoted, a public market may not materialize.  If our common stock is not quoted on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 7,593,000 shares of our common stock through this prospectus.  Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline.  Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent approximately 50% of the common shares outstanding as of the date of this prospectus.

Our directors and officers own 49.7% of our issued and outstanding common stock.  As a result, they together have the ability to influence the election of directors and control other significant corporate events.

Messrs. Geoffrey Hamilton and his nephew, Andrew Hamilton, comprise our board of directors.  Between them they own 49.7% (Geoffrey Hamilton as to 24.9% and Andrew Hamilton as to 24.8%) of our issued and outstanding common stock.  As a result of this significant share ownership, they together have the ability to influence the election of directors and control other significant corporate events.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in this Risk Factors section and elsewhere in this prospectus.

Item 4:   Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Item 5:   Determination of Offering Price

The $0.15 per share offering price of our common stock was arbitrarily chosen.  The last sales price of our stock from our most recent private placement offering of common stock was $0.10.  There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

The Vertical Group, Inc. of New York, NY have applied to the OTCBB to allow the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.  If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Item 6:   Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Item 7:   Selling Security Holders

The selling security holders named in this prospectus are offering all of the 7,593,000 shares of common stock offered through this prospectus, which shares were acquired by the selling shareholders from us in offerings that were exempt from registration under Regulation S of the Securities Act of 1933 and were completed on October 11, 2005 as to 7,500,000 shares and on October 25, 2005 as to 93,000 shares.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of June 30, 2007, including:

(1)	the number of shares owned by each prior to this offering;
(2)	the total number of shares that are to be offered by each;
(3)	the total number of shares that will be owned by each upon completion of the offering;
(4)	the percentage owned by each upon completion of the offering; and
(5)	the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in the table assume that none of the selling shareholders sell shares of common stock not being offered in this prospectus or purchase additional shares of common stock, and assume that all shares offered are sold.

Name and Address of Selling Shareholder (All Canadian Residents)	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
H.Z. Mortgage Corp.(2) 3826 Bayridge Avenue West Vancouver, BC V7V 3J2	750,000	750,000	nil	nil
W. Gavin Hamilton 3870 Brown Road, Suite 310 Westbank, BC V4T 2J5	750,000	750,000	nil	nil
Murray Hamilton 274 Tuscany Ridge Park NW Calgary, Alberta T3L 2H8	750,000	750,000	nil	nil
Chris Hamilton 39809 No Name Road Squamish, BC V0N 1T0	750,000	750,000	Nil	Nil
Kurt Bordian 1245 Quayside Drive, Suite 506 New Westminster, BC V3M 6J6	750,000	750,000	Nil	Nil
Gavin Roy(1) 7425 Arbutus Street Vancouver, BC V6P 5T2	750,000	750,000	Nil	Nil
Michael Seifert(3) 5347 Kew Cliff Road West Vancouver, BC V7W 1M3	750,000	750,000	Nil	Nil
Ross C. McCutcheon(3) 2470 Varley Lane West Vancouver, BC V7S 3H5	750,000	750,000	Nil	Nil
Jeff Lightfoot(3) 7471 Bassett Place Richmond, BC V7C 4A8	750,000	750,000	Nil	Nil
Kyle Moulton 435 Brookpark Drive SW Calgary, Alberta T2W 2W8	3,000	3,000	Nil	Nil
Margaret Hamilton 435 Brookpark Drive SW Calgary, Alberta T2W 2W8	3,000	3,000	Nil	Nil
Wallace G. Sholdice 1239 West Georgia Street, Suite 1110 Vancouver, BC V6E 4R8	3,000	3,000	Nil	Nil
Peter Leitch 723 Donegal Place North Vancouver, BC V7N 2X6	3,000	3,000	Nil	Nil
Brenda Edwards 1232 Johnson Street, Suite 111 Coquitlam, BC V3B 4T2	3,000	3,000	Nil	Nil
Michelle MacPherson 18 Aspen Ridge Crescent, SW Calgary, Alberta T3H 5J8	3,000	3,000	Nil	Nil
James MacPherson 18 Aspen Ridge Crescent, SW Calgary, Alberta T3H 5J8	3,000	3,000	Nil	Nil
Matt Schade 1587 Tyrol Place West Vancouver, BC V7S 3G5	3,000	3,000	Nil	Nil
Ullrich Schade 1587 Tyrol Place West Vancouver, BC V7S 3G5	3,000	3,000	Nil	Nil
Robyn Schade 1587 Tyrol Place West Vancouver, BC V7S 3G5	3,000	3,000	Nil	Nil
Alexander Wong 5570 Kingston Road Vancouver, BC V6T 1J1	3,000	3,000	Nil	Nil
Peter H Yee 15719 – 81A Avenue Surrey, BC V3S 7Z7	3,000	3,000	Nil	Nil
David Lim 518 Moberly Road Vancouver, BC V3Z 4G3	3,000	3,000	Nil	Nil
Richard McKerracher 220 East Rockland Road North Vancouver, BC V7N 1S1	3,000	3,000	Nil	Nil
Wilma Hamilton 3870 Brown Road, Suite 310 Westbank, BC V4T 2J5	3,000	3,000	Nil	Nil
Mike Hamilton 12923 Sherbrooke Avenue Edmonton, AB T5L 4E6	3,000	3,000	Nil	Nil
Kurt Bordian 1245 Quayside Drive, Suite 506 New Westminster, BC V3M 6J6	3,000	3,000	Nil	Nil
Kathleen Laverty 549 Centre Avenue Gibsons, BC V0N 1V1	3,000	3,000	Nil	Nil
Horizon Art Galleries (1994) Ltd.(4) 549 Centre Avenue Gibsons, BC V0N 1V1	3,000	3,000	Nil	Nil
Cheryl Lafleur 8036 19th Avenue Burnaby, BC V3N 1G3	3,000	3,000	Nil	Nil
Jim Greenough 714 Riddell Street Edmonton, Alberta T6R 1A7	3,000	3,000	Nil	Nil
572430 B.C. Ltd.(5) 1500 West Georgia Street, Suite 650 Vancouver, BC V6G 3A9	3,000	3,000	Nil	Nil
Matt Fahey 1500 West Georgia Street, Suite 650 Vancouver, BC V6G 3A9	3,000	3,000	Nil	Nil
Margo Peters 2577 Willow Street, Suite 103 Vancouver, BC V5Z 3N8	3,000	3,000	Nil	Nil
Dal Brynelson 650 West Georgia Street, Suite 1730 Vancouver, BC V6B 4N9	3,000	3,000	Nil	Nil
Robert Young 2668 West 18th Avenue Vancouver, BC V6L 1B3	3,000	3,000	Nil	Nil
Margaret A. Matter 3883 Laurel Street, Suite 314 Burnaby, BC V5G 4M8	753,000	753,000	Nil	Nil
Erik J. Benson 2407 East 49th Avenue Vancouver, BC V5S 1J3	3,000	3,000	Nil	Nil
Patricia Hamilton 274 Tuscany Ridge Park NW Calgary, Alberta T3L 2H8	3,000	3,000	Nil	Nil
Magellan Management Company(6)(1) 206 – 595 Howe Street Vancouver, BC V6C 2T6	3,000	3,000	Nil	Nil
Jamie Greenough 6838 Station Hill Drive, Suite 702 Vancouver, BC V3N 5A4	3,000	3,000	Nil	Nil

(1)

Gavin Roy has been a promoter of the company since inception.

(2)

H.Z. Mortgage Corp. is a private British Columbia company controlled by Janice Kelly.

(3)

Messrs. Seifert, McCutcheon and Lightfoot are partners of Maitland & Company, our legal advisors.

(4)

Horizon Art Galleries (1994) Ltd. is a private British Columbia company controlled by Kathleen Laverty.

(5)

572430 B.C. Ltd. is a private British Columbia company controlled by Matt Fahey.

(6)

Magellan Management Company is a private British Columbia company controlled by Gavin Roy.

Except for notes (1), (3) and (6), none of the selling shareholders: (i) has had a material relationship with us other than as a shareholder at any time within the past three years; or (ii) has been one of our officers or directors.

Item 8:   Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

(a)	on such public markets as the common stock may from time to time be trading;
(b)	in privately negotiated transactions;
(c)	through the writing of options on the common stock;
(d)	in short sales; or
(e)	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.15 per share until such time as the shares of our common stock become quoted on the OTCBB.  Although we have a market maker which has applied for quotation of our common stock on the OTCBB, public trading of our common stock may never materialize.  If our common stock becomes quoted on the OTCBB, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

(1)	the market price of our common stock prevailing at the time of sale;
(2)	a price related to such prevailing market price of our common stock; or
(3)	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.  The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as agent, may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for such services.  If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  We anticipate that we will pay approximately $21,100 in offering expenses on behalf of the selling shareholders.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1)	not engage in any stabilization activities in connection with our common stock;
(2)	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
(3)	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Item 9:   Legal Proceedings

We are not currently a party to any legal proceedings.

Item 10:   Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of June 30, 2007 are as follows:

Directors

Name of Director	Age
Geoffrey Hamilton	50
Andrew Hamilton	39

Executive Officers
Name of Officer	Age	Office
Geoffrey Hamilton	50	President, Secretary and Treasurer

Name of Promoter	Age
Gavin Roy	39

Control Persons
Name of Control Person	Age	Percentage of Outstanding Shares
Geoffrey Hamilton	50	24.9%
Andrew Hamilton	39	24.8%

Andrew Hamilton is Geoffrey Hamilton’s cousin, twice removed.

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Geoffrey Hamilton has been our President, Secretary, Treasurer, and a director since June 16, 2005.  Mr. Hamilton has a Bachelor of Commerce degree obtained from the University of Alberta in 1979.  He has been Chief Acquisitions Officer for DTI Dental Technologies Inc., responsible for developing and implementing the acquisition process for DTI in North America since April 2000.  Prior thereto he was the Senior Manager Corporate Development for The Loewen Group Inc. and managed asset purchases and dispositions in Canada and the United States.  Between 1987 and 1995 Mr. Hamilton worked in the banking industry for Lloyds Bank of Canada, National Bank of Canada and the Bank of Montreal.  Between 1979 and 1997 he attended bank and independently sponsored courses/seminars in marketing, finance, administration, staffing, credit quality and negotiation.  Since joining us, Mr. Hamilton has devoted 2 to 4 hours per week dealing with our affairs.

Andrew Hamilton has been a director since June 16, 2005.  Mr. Hamilton, has a Bachelor of Science – Agriculture (Soil Science Specialization) degree obtained from the University of Alberta (Edmonton) in 1993 and a Master of Business Administration degree obtained from the University of Calgary, Alberta in 2004.  He is currently the Coordinator, Abandonment & Reclamation Operations, Canadian Drilling Operations for Nexen Canada Ltd. (Nexen Inc), in Calgary, Alberta.  He has 13 years of experience in the oil and gas industry, in environmental operations, focusing on abandonment and reclamation, and site remediation.  Since joining us, Andrew Hamilton has devoted 2 to 4 hours per week dealing with our affairs.

We do not presently pay our officers or directors any salary or consulting fees.

Promoters

Gavin Roy has been a promoter of the Company since our inception.  See “Certain Relationships and Related Transactions” for details respecting the acquisition by Mr. Roy of shares of the Company.

Control Persons

Geoffrey Hamilton and Andrew Hamilton have been control persons of the Company since June 16, 2005.  See “Certain Relationships and Related Transactions” for details respecting the acquisition of their control positions in the Company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no employees other than our directors and officers.

We conduct our business through verbal agreements with consultants and arms-length third parties.  Current arrangements in place include the following:

(1)

A verbal agreement with our consulting geologist, which includes his reviewing all of the results from the exploratory work performed on the site and making recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologists performing similar consulting services.

(2)

A verbal agreement with our outside auditors to perform requested accounting functions at their normal and customary rates.

Item 11:   Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 30, 2007 by:

(1)	each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities;
(2)	each of our directors;
(3)	named executive officers; and
(4)	officers and directors as a group.

At this time, only two shareholders fall within these categories:  Geoffrey and Andrew Hamilton.  The shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	No. of Shares	Percentage of Class(1)
Common Stock	Geoffrey Hamilton 1305 Moody Avenue, Lower Unit North Vancouver, BC V7L 3T5	3,751,000	24.9%
Common Stock	Andrew Hamilton 34 – 959 Ranch Estates Place NW Calgary, AB T3G 1M5	3,750,000	24.8%
Common Stock	All Officers and Directors as a group (two persons)	7,501,000	49.7%

(1)  The percentage of class is based on 15,094,000 shares of common stock issued and outstanding as of June 30, 2007.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Item 12:   Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share.  As of June 30, 2007, there were 15,094,000 shares of our common stock issued and outstanding, held by 42 stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law the holders of our common stock will possess all voting power.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.  Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued, and do not have outstanding, any warrants to purchase shares of our common stock.

Options

We have not issued, and do not have outstanding, any options to purchase shares of our common stock.

Convertible Securities

We have not issued, and do not have outstanding, any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our Articles of Incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things.  The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute currently does not apply to our company.

Item 13:   Interests of Named Experts and Counsel

Three of the partners of Maitland & Company, our legal advisors in connection with the preparation of this prospectus, each own 750,000 shares each of the Company, acquired at $0.005 per share, which together represent approximately 15% of our issued and outstanding common stock.  The partnership of Messrs. McCutcheon, Seifert and Lightfoot is limited to the practice of law in the Province of British Columbia, and does not extend to acquiring, holding or disposing of securities of any issuer in Canada or the United States.  None of Messrs. McCutcheon, Seifert or Lightfoot has been connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Manning Elliott LLP (“Manning Elliott”), independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Manning Elliott has presented their report with respect to our audited financial statements.  The report of Manning Elliott is included in reliance upon their authority as experts in accounting and auditing.

Timmins, a professional consulting geologist, has provided us with a geology report on the IQUE Claim.  He has no interest, nor does he expect any interest in our property or securities.

Item 14:   Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

Currency

The Company’s reporting currency is the United States dollar.  References to “Cdn Dollars”, or “Cdn$” are to the currency of Canada.  Solely for the convenience of the reader, this Form SB-2 contains conversions of certain US Dollar amounts into Cdn Dollar amounts at specified rates.

Currency Exchange Rate Information:

Currency Exchange Rate Information

The rate of exchange means that noon buying rate in New York City for cable transfer in Canadian dollars as certified for customs proposed by the Federal Reserve Bank of New York.  The average rate means the average of the exchange rates on the last date of each month during a year.

	2006	2005	2004	2003	2002
High	1.1726	1.2555	1.3970	1.5747	1.6003
Low	1.0989	1.1610	1.1775	1.3484	1.5593
Average for Period	1.1358	1.2114	1.3015	1.4615	1.5597
End of Period	1.1652	1.1610	1.2034	1.3484	1.5593

The exchange rate on August 31, 2007 was $1.0564

The high and low exchange rates for the most recent six months are as follows:

	August 2007	July 2007	June 2007	May 2007	April 2007	March 2007
High	1.0755	1.0686	1.0730	1.1135	1.1583	1.1810
Low	1.0499	1.0372	1.0580	1.0699	1.1068	1.1530

Item 15:   Organization Within the Last Five Years

We were incorporated on February 4, 2005 under the laws of the state of Nevada.

We purchased all right, title and interest in the IQUE claim located on Vancouver Island, British Columbia, Canada, from Lawrence Stephenson (“Stephenson”) of White Rock, British Columbia, subject only to the royalties payable to Stephenson, as described below.  Stephenson is at arm’s length to the Company.

Gavin Roy has been a promoter of our company since its inception.

Item 16:   Description of Business

In General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties.  “Exploration” is defined as a search for deposits of useful minerals, and establishing the nature of a known mineral deposit, preparatory to “development”.  We own a 100% interest in one unpatented mineral claim called the IQUE Claim, subject to the royalties described below.  Our plan of operations is to carry out an initial exploration program on the IQUE Claim to ascertain whether it possesses a commercially exploitable mineral deposit.  We will not be able to determine whether or not our mineral claim contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Acquisition, Description and Location of the IQUE Claim

By an agreement dated February 4, 2005 (the “Agreement”), we purchased a 100% interest in the IQUE Claim from Stephenson for $7,500, which sum consisted of assessment costs of $3,600, filing fees of $700, geological report costs of $2,200, and the property purchase payment of $1,000.  Our interest in the IQUE Claim is subject only to a 2-1/2% NSRR and a 7-1/2% GRRR.  Of the NSRR, 1-1/2% can be acquired by us for $1,000,000 if paid within 12 months from commencement of commercial production on the IQUE Claim.  The following are definitions relating to the royalties payable by us to Stephenson pursuant to the acquisition of the IQUE Claim:

GRR	means the gross rock revenue to us for the sale of sand, rock or gravel mineral product from the IQUE Claim.

GRRR	means the amount in dollars calculated by multiplying the 7-1/2% royalty payable by us to Stephenson as a condition of acquiring the IQUE Claim, times the GRR.

Gross Rock Revenue

means, for any period, the difference between:

(a)    the sum of the gross proceeds received by us in that period from the sale of sand, rock or gravel produced from the IQUE Claims less

(b)     the sum of:

          (i)     the sum of any advance royalties paid;

          (ii)    any insurance costs in connection with shipping such sand, rock or gravel;

          (iii)   any costs of transport;

          (iv)  all costs associated with such sales involving handling, weighing, sampling, termination of water content, insuring and packaging;

          (v)    the costs of marketing, adjusted for rebates or allowance made or given;

          (vi)  any sales, severance, gross production, privilege or similar taxes (other than income taxes or mining taxes based on income) assessed on or in connection with the sand, rock or gravel or the value thereof; and

          (vii) any treatment, beneficiation or other charges or penalties deducted by any purchaser to whom such sand, rock or gravel is shipped that have not been previously deducted in the computation of gross proceeds.

NSR	means the net smelter return to us of mineral product from the refiner that makes the final usable metal product.

NSRR	means the amount in dollars calculated by multiplying the 2-1/2% royalty payable by us to Stephenson as a condition of acquiring the IQUE Claim, times the NSR.

Net Smelter Return

means the aggregate proceeds received by us from time to time from any smelter or other purchaser from the sale of any ores, concentrates, metals or any other material of commercial value produced from the IQUE Claim, whether in testing, partial production or full production, after deducting from such proceeds, costs such as shipping, insurance and smelter penalties.

Advance royalties of $25,000 will be paid to Stephenson annually commencing on February 4, 2008.  If the first annual royalty is not paid to Stephenson, ownership of the IQUE Claim will revert back to Stephenson.

In accordance with the Agreement, Stephenson provided a geological report on the IQUE Claim.  See “Geological Exploration Program in General” below.  Stephenson has agreed to provide us with geological consulting services for the IQUE Claim.  On April 2, 2007 we re-staked the IQUE Claim at a cost of CDN$197.61, which resulted in extending the good standing date of the IQUE Claim to April 2, 2008.

The IQUE Claim consists of one unpatented mineral claim, described as follows:

Claim Name	Area in Hectares	Record Number	Expiry Date
IQUE	494.0208	555531	April 2, 2008

“Unpatented mineral claim” means a plot of ground that “acquires” the right to the minerals which were available at the time of location.  The title holder has the right to use the surface of the claim for mining purposes only.  Located (staked) mineral claims are referred to as “unpatented” claims.  Title to unpatented claims are issued and administered by the British Columbia Mineral Titles Branch, Ministry of Energy and Mines.

See Figures 1 and 2.

In British Columbia, all mining claims are valid for one year.  To maintain the IQUE claim, we are required to file evidence that exploration work has been carried out on the claim with the Province of British Columbia during the current year or pay cash in lieu of work of Cdn$100 per claim unit.  As stated above, Stephenson agreed to maintain the IQUE claim in good standing for 24 months.  If the required exploration work is not completed or if payment is not made in lieu thereof in any year the claim will lapse and title will revert to the Province.  On April 2, 2007 we restaked the IQUE Claim at a Cdn$197.61, which resulted in extending the good standing date of the IQUE Claim to April 2, 2008.

There are no known environmental concerns or parks designated for any area contained within the IQUE Claim, and logging operations have been very active in the recent past.  There are no encumbrances on the IQUE Claim.  If advanced exploration proceeds, however, there may be bonding requirements for reclamation.

Geological Exploration Program in General

The Report on the IQUE Claim was prepared by Timmins, who is a graduate of the Provincial Institute of Mining, Haileybury, Ontario (1956) and attended Michigan Technological University 1962-1965, Geology.  Timmins has worked as a geologist for over 39 years, engaged in the evaluation, exploration and development of mineral properties throughout Canada, the United States, Latin and South America, Australia and New Zealand.  The Report is based on published and private reports, maps and data provided by us and in the public domain.  Timmins visited the IQUE Claim during the 1999 and 2000 field season.

In order to prepare the Report, Timmins reviewed old mine data and geological reports were compiled and geologists and mine personnel who were present during the active mining operations in the region were interviewed.  This review included the following: (i) Minefile Capsule Geology and Bibiography; (ii) Ministry of Energy, Mines and Petroleum Resources, British Columbia, Open File Report; (iii) personal communication with T. Schroder, District Geologist, of the Ministry of Energy, Mines and Petroleum Resources, British Columbia; and (iv) Department of Energy, Mines and Resources, Geological Survey of Canada: Open File – Tectonic Assemblage Map of Vancouver; Open File – Guide to the Geology and Tectonic Evolution of the Southern Coast Mountains, 1994; Preliminary Map – Terranes of the Southern Coast and Intermontane Belts, British Columbia 1994, Journeay J.M. and Monger, J.W.H. Aeromagnetic Maps of Harrison Lake; RGS 1994 – Vancouver Regional Geochemical Survey.  In addition, Vancouver Island Massive Sulphide Project regional showings were reviewed.

Access, Climate, Local Resources, Infrastructure, and Physiography

Access to the IQUE Claim is provided off the main Port Alice to Mahatta logging road and via the logging roads and access trails off the main Johnston Creek Road.  The property is accessible 8 kilometres up the Klootchclimmis Creek logging road from the Buchholz Channel on Quatsino Sound.  See Figure 2.

The topography and relief is fairly rugged extending from 200 metres to 400 metres in elevation.  Higher ground may require snow machines or similar track-mounted vehicles.  The most snow occurs in late January.

All the major river drainages flow year round as do many subsidiary creeks.  The area is an active logging region with plenty of heavy equipment and operators available for hire – most living in Port Alice, Port MacNeil or Port Hardy.  All these population centres (almost 20,000 people) are within a one hour drive of the property and provide all amenities including police, hospitals, groceries, fuel, helicopter, hardware and other necessary services.  Drilling companies and assay facilities are located in Campbell River on Vancouver Island or in the city of Vancouver on the mainland.

History

The Port Hardy mine was discovered in the late 1960’s and brought into production in 1971.  Until 1994 mining operations had produced over 345 million tonnes of ore from which copper, molybdenum, gold and silver were recovered.  Average grades for the ore were in the US$12/tonne range.

In the early 1970’s, Skaist Mines Ltd. completed exploration on a showing 4.5 kilometres to the northwest and two other showings are reported within 3.5 kilometres to the northwest and north of the property.

Little to no recorded exploration was done on this area, but the area has been surveyed by government airborne magnetic survey, regional government mapping parties have detailed the area, and a government regional geochemical survey has been completed over the staked claims.

Recent Exploration Work

Since the commencement of mining at the Island Copper Mine, no definitive mapping or record of recent activity has been observed except on properties located on Quatsino Sound farther to the east.  The Iron Queen zone was first discovered in the latter part of the 19th century.

Geologic Setting, Geophysics and Deposit Types

The following is a brief summary of the IQUE claim’s geological setting, geophysics and deposit types.

Three types of deposits are associated with the rock units and the indicated geological environment underlying the IQUE claim.  An intrusive (or intrusion, both the process and the rock so formed) into the overlying copper molybdenum deposit, as mined to the north at the Island Copper Mine, a volcanic belt related oxide sulphide phase iron formation gold zone, and a skarnified precious metal – base metal contact zone, all have elements of their host geology present on the property.  Skarn is a term generally reserved for rocks composed mostly of lime-bearing silicates, derived from nearly pure limestones and domomites into which large amounts of silicon, aluminum, iron and magnesium have been introduced.

The Island Copper deposit lies within moderately south dipping brecciated tuff, lipilli and tuff breccia of andesitic and basaltic composition, which comprise the lower part of the Bonanza Group pyroclastic sequence.  Breccia means coarse grained rock composed of large (more than 2mm) angular rock fragments that have been cemented together in a fine grained matrix.  The host rocks have been subject to contact thermal metamorphism and hydrothermal alteration and are zoned.  Pyrite is the most abundant sulphide, with chalcopyrite and molybdenite as the ore.  Oxide minerals include magnetite, hematite and leucoxene.  The porphyry (an igneous rock of any composition that contains conspicuous crystals in a fine-grained groundmass) dyke and the Island Copper orebody, is dated at 154 Ma.

Skarn mineralization associated with intrusives is often associated with gold deposits of the western Cordillera (the great mountain region of western North America from the eastern face of the Rocky Mountains to the Pacific Ocean together with their associated valleys, basins, plains, plateaus, rivers and lakes).  The closest showings and production to the IQUE claim demonstrate skarnification associated with them.  The skarn is in altered tuff (a compacted deposit of volcanic ash and dust).  Mineralization includes pyrrhotite, chalcopyrite and sparse pyrite.

The immediate area of the IQUE claim is located on the south end of a diamond-shaped magnetic high associated with an anomalous small nipple-shaped flexure through the property.  Geochemical reconnaissance surveys have published values in molybdenum and lead for the drainages and the tills in the vicinity of the property.  Tills are unstratified drifts deposited directly by a glacier, without reworking by meltwater, and consisting of a mixture of clay, silt, sand, gravel and boulders ranging widely in size and shape.

Timmins’ Conclusions

The Iron Queen zone of the Bonanza volcanic belt provides a very attractive exploration prospect for copper and gold mineralization.  The belt has not been subject to exploration despite being south of one of British Columbia’s most profitable copper/molybdenum mines.  The geology is favourable for two to three types of volcanic belt related mineralized zones and has anomalous stream and glacial till samples from the area.  The presence of a known showing of iron related to an intrusive that could contain gold that has not been tested by modern exploration is encouraging.

The IQUE Claim presently does not have any mineral reserves.  It is undeveloped and does not contain any open-pit or underground mines, nor is there any mining plant or equipment located on the property.

Recommended Program

We have retained Stephenson (from whom we originally acquired the IQUE Claim), who is a qualified geologist, to conduct the mineral exploration program under industry standards.  Stephenson will be responsible for hiring personnel and for all appropriate worker-related costs and will bill us for his services.  This work is applicable to assessment requirements for the claims.  The work outlined in the budget set out below will cover an additional year of tenure maintenance.

Phase I of the recommended work program was carried out in January 2006, which involved a geological review to develop a detailed geological base model for the IQUE Claim, at a cost of $2,119 (Cdn$2,500) to complete.  Snow conditions precluded the immediate commencement of Phase II of the recommended program.  See “Access, Climate, Local Resources, Infrastructure and Physiography” above.  As it is not possible to predict winter weather conditions in the area of the IQUE Claim, we made a decision to delay the commencement of Phase II until June 2006.  However, the 1966 exploration season in British Columbia was extremely busy and Stephenson has not yet commenced Phase II of our exploration program.  Upon completion of Phases I and II, Stephenson will prepare a report on the work done to date, and based upon that report, a decision will be made whether or not to proceed to Phase III (approximately $4,470 – Cdn$5,000).  As of June 30, 2007, we had cash on hand of $8,553.  If required, our Directors and Promoter have agreed to lend us sufficient funds to complete the initial three-phase exploration program and meet our obligations for the short term.

The details of Phases II and III of the program are set out below:

Budget – Phase II

	US$	Cdn$
1. Follow-up geochemical and detailed geology sampling	1,341	1,500
2. Assays 25 @ $17 (Cdn$20) per assay	447	500
3. Contingency	447	500
Total:	2,229	2,500

Timmins is of the opinion that both Phases I and II are necessary to complete the initial evaluation of the IQUE Claim and to select drill targets which would be Phase III.

Budget – Phase III

If warranted, the proposed budget for the Phase III program is as follows:

	US$	Cdn$
1. Follow-up trenching and geological mapping, sampling	2,229	2,500
2. Assays 50 @ $17 (Cdn$20) per assay	894	1,000
3. Reporting and supervision	894	1,000
3. Contingency	447	500
Total:	4,464	5,000

The total budget for Phases I (completed), II and III is estimated at $8,940 (Cdn$10,000).

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations.  As of June 30, 2007, we had incurred a total of $9,987 in acquisition and exploration costs for the IQUE Claim.

Competition

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of ore are discovered, a ready market may not exist for the sale of the ore.  Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia.  In addition, if we progress to the production phase, production of minerals in British Columbia will require prior approval of applicable governmental regulatory agencies.  We cannot be certain that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in British Columbia is the Ministry of Energy and Mines (“MEM”).

MEM manages the development of British Columbia’s mineral resources, and implements policies and programs respecting their development while protecting the environment.  In addition, MEM regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to us is the Mineral Tenure Act, administered by the Mineral Titles Branch of MEM.  We have received permission to carry out our initial three phases of exploration work.  Should a follow-up exploration program be undertaken, it would be intended to refine information garnered in the first phase employing similar methods of exploration.

In addition, MEM administers the Mines Act, the Health, Safety and Reclamation Code and the Mineral Exploration Code.  Ongoing exploration programs would likely be expanded to include activities such as line cutting, machine trenching and drilling.  In that event a reclamation deposit is usually required in the amount of $2,682 (Cdn$3,000) to $4,470 (Cdn$5,000).  The process of requesting permission and posting the deposit usually takes about two weeks.  The deposit is refundable under a MEM inspector’s determination that the exploration program has resulted in no appreciable disturbance to the environment.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in BC.  The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures.  At this phase in the process, a baseline environmental study would have to be produced.  Such a study could take many months and cost in excess of $89,400 (Cdn$100,000).  However, we are only in the preliminary stages of the first stage exploration and development program on the IQUE claim, and there can be no assurance that we will ever get beyond that stage.  The people involved in our project are all accredited professionals and will operate the exploration program in a workmanlike manner that will meet industry standards.  The standards set out here are for general information purposes only and have no affect on our current operations.

All mineral exploration activities carried out on a mineral claim or mining lease in BC must be in compliance with the Mines Act.  The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment.  Additionally, the provisions of the Health, Safety and Reclamation Code for mines in BC contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision.  Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program.  If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests.  Items such as water and waste approvals may be required from the Ministry of the Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.  Other potential pollution or damage must be cleaned up and renewed along standard guidelines outlined in the usual permits.

Reclamation is the process of bringing the land back to its natural state after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e., refilling trenches after sampling or cleaning up fuel spills.

Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground.  The amount of these costs is not known at this time as we do not know the extent or the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property.  Because there is presently no information on the size, tenor or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees

We have no employees as of the date of this prospectus other than our officer, Geoffrey Hamilton.  We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our inception.

Subsidiaries

We have no subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Item 17:   Plan of Operations

We are an exploration stage company only.  “Exploration” is defined as a search for deposits of useful minerals, and establishing the nature of a known mineral deposit, preparatory to “development”.  There is no assurance that a commercially viable mineral deposit exists on the IQUE Claim.  At this time we are uncertain of the number of mineral exploration phases we will conduct before concluding that there are, or are not, commercially viable minerals on the IQUE Claim.  Further phases beyond the current initial exploration program will be dependent upon a number of factors such as our consulting geologist’s recommendations based upon ongoing exploration program results and our available funds.

Our business plan is to proceed with the exploration of the IQUE Claim to determine whether there are commercially exploitable reserves of copper and gold or other metals.  We have completed Phase I of the initial exploration program recommended by Timmins (see “Description of Business” above).  Phases I and II are estimated to cost $4,470 (Cdn$5,000).  If the results of Phases I and II warrant further exploration, Phase III of the program is estimated to cost an additional $4,470 (Cdn$5,000)  As at June 30, 2007 we had cash on hand of $8,553.  If required, our Directors and Promoter have agreed to lend us sufficient funds to complete the initial three-phase exploration program and meet our obligations for the short term.  The program will be overseen in the field by Stephenson.

Once we receive the results of our initial three-phase exploration program, we will make an assessment as to whether the results of the initial exploration phase are sufficiently positive to enable us to proceed.  This determination will include an assessment of our cash reserves after completion of the three-phase initial program, the price of minerals and the market for financing of mineral exploration projects at the time of our assessment.  Should the results of our initial three-phase exploration program prove not to be sufficiently positive to proceed with further exploration on the IQUE Claim, we intend to seek out and acquire other North American mineral exploration properties which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities.

Should a follow-up exploration program be recommended, based on the results of the initial three-phase program, we will require additional financing to carry out any such programs.

When the time comes to obtain additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to obtain sufficient funding from the sale of our common stock to fund further exploration programs should we decide to proceed.  We believe that debt financing will not be an alternative for funding any further phases in our exploration program.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.  We do not have any arrangements in place for any future equity financing.  Failure to raise needed financing could result in our having to discontinue our mining exploration and development business.

During the exploration stage, Geoffrey Hamilton, our president, secretary and treasurer, will only be devoting approximately 2 to 4 hours per week of his time to our business.  We do not foresee this limited involvement as negatively impacting our company over the next 12 months as all exploratory work is being performed by an outside consultant.  If, however, the demands of our business require more time of Mr. Hamilton, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business.  However, he may not be able to devote sufficient time to the management of our business, as and when needed.

We anticipate that we will incur the following expenses over the next 12 months:

(1)	$2,235 (Cdn$2,500) for the Phase II recommended geological work program;
(2)	$1,193 for general working capital purposes

We had cash in the amount of $8,553 as of June 30, 2007.  We do not have plans to purchase any significant equipment or change the number of our employees during the next 12 months.  One of our shareholders has advanced us sufficient funds to complete the initial three-phase exploration program and meet our obligations for the short term.  However, we will have to obtain additional financing before the 12 months has passed, in order to meet all of our anticipated operating expenses and for any significant new operational or exploratory expenses.  Failure to raise needed financing could result in our having to discontinue our mining exploration and development business.

Results of Operations for the Nine-Month Period Ended June 30, 2007

We did not earn any revenues during the six month period ended June 30, 2007.  We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses and a net loss of $54,219 for the nine-month period ended June 30, 2007.  These operating expenses included general and administrative expenses of $47,886 and mineral property costs of $333.  We anticipate that our ongoing operating expenses will increase now that we are a reporting company under the Securities Exchange Act of 1934.

One of our directors provides management services and office premises to us valued at $500 per quarter and $500 per month, respectively.  During the nine-month period ended June 30, 2007, donated services of $1,500 (2006-$1,500) and donated rent of $4,500 (2006-$500) were charged to operations.

As at June 30, 2007 we owed:

(a)

$600 (September 30, 2006-$Nil) to a private company controlled by one of our directors for payment of professional fees on our behalf;

(b)

$8,280 (September; 30, 2006-$Nil) to our president for audit expenses paid on our behalf; and

(c)

$15,046 (September 30, 2006-$Nil) to one of our shareholders for advances made to us for general working capital purposes.

These amounts are unsecured, non-interest bearing and have no terms of payment.

Results of Operations for Year Ended September 30, 2006

We did not earn any revenues during the year ended September 30, 2006.  We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses and a net loss of $55,671 for the year ended September 30, 2006.  These operating expenses included: (a) professional fees of $39,158 incurred in connection with the filing of our registration statement; (b) general and administrative expenses of $14,358 and (c) mineral property costs of $2,155.  The net loss can be attributed to increased professional fees and increased general and administrative expenses.  We anticipate that our ongoing operating expenses will increase now that we are a reporting company under the Securities Exchange Act of 1934.

Results of Operations for Period from February 4, 2005 (date of incorporation) until September 30, 2005

We did not earn any revenues from inception on February 4, 2005 to September 30, 2005.  We incurred operating expenses in the amount of $18,859 for the period from inception on February 4, 2005 to September 30, 2005.  These operating expenses included: (a) professional fees in connection with our corporate organization of $9,267; (b) donated office rent of $1,000; (c) donated management services of $1,000 and (d) mineral property acquisition costs of $7,500.  We anticipate our operating expenses will increase as we undertake our exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities and Exchange Commission under the Securities Act of 1933.

We incurred a loss in the amount of $18,859 for the period from inception on February 4, 2005 to September 30, 2005.  Our loss was attributable to organizational costs, professional fees, administrative expenses and property acquisition costs.

Liquidity and Capital Resources

As of September 30, 2006 we had cash of $4,385 and a working capital deficit of $14,130.  This decrease in cash on hand was the result of the discharge of liabilities.  As of June 30, 2007 we had cash of $8,553 and a working capital deficit of $62,349.  This increase in the deficit is the result of increased accrued liabilities and the funds due to related parties..

In the first quarter of 2006 we filed a registration statement offering 7,593,000 shares of common stock of the Company by the selling security holders named in this prospectus.  As of May 8, 2007, 750,000 of the shares offered by this prospectus have been transferred from a recently deceased security holder to a current security holder.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Item 18:   Description of Property

We own a 100% interest in the IQUE Claim subject to the royalty interests described above.  The IQUE Claim is located on Vancouver Island, west of Port Alice, BC and consists of 494.0208 hectares.

We do not own or lease any property other than our interest in the IQUE Claim.

Our president provides management services to the company valued at $500 per quarter.  These services include telephone answering, secretarial and mail services on a month to month basis with no formal written agreement.  During the year ended September 30, 2006, donated services of $2,000 (2005 - $1,000) were charged to operations.  We entered into a month to month operating lease with a related company commencing January 1, 2006 at $500 per month, which ended on June 30, 2006.  During the year ended September 30, 2006, rent of $3,000 (2005 - $Nil) was charged to operations.  Prior to January 1, 2006, Mr. Hamilton donated office premises to us at $500 per quarter, and on July 1, 2006, resumed donating office premises to us at $500 per month.  During the year ended September 30, 2006, donated rent of $2,000 (2005 - $1,000) was charged to operations.  During the nine-month period ended June 30, 2007, donated services of $1,500 (2006-$1,500) and donated rent of $4,500 (2006-$500) were charged to operations.

Item 19:   Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

-	any of our directors or officers;
-	any person proposed as a nominee for election as a director;
-	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding share of common stock;
-	any of our promoters;
-	any relative or spouse of any of the foregoing persons who has the same home address as such person.

Geoffrey Hamilton has been a director and our president, secretary and treasurer since June 16, 2005.  He acquired 3,751,000 shares of our common stock at a price of $0.001 per share on June 27, 2005.  This represents 24.9% of our issued common stock.

Andrew Hamilton has been a director of our company since June 16, 2005.  He acquired 3,750,000 shares of our common stock at a price of $0.001 per share on June 28, 2005.  This represents 24.8% of our issued common stock.

Ian Hamilton and Gavin Roy, promoters of our company since inception, acquired 750,000 shares each of our common stock at a price of $0.005 per share, on October 11, 2005.  Mr. Hamilton is recently deceased and his shares have been transferred to a current security holder.

On October 25, 2005 Magellan Management Company, a private British Columbia company controlled by Gavin Roy acquired 3,000 shares of our common stock at $0.10 per share.

Other than the purchase of their common shares, none of Geoffrey Hamilton, Andrew Hamilton and Gavin Roy has entered into any agreement with us in which any of them is to receive from us or provide to us anything of value.

Item 20:   Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock.  There is presently no public market for our common stock.  We anticipate an application to be made by a market maker for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part.

The stated and unstated listing requirements for the OTCBB are as follows:

•

we must be a fully reporting company with the SEC,

•

we must not be a blank check or inactive company,

•

we must have a minimum of 40 stockholders of record holding at least 100 shares each,

•

our directors, officers and stockholders will be scrutinized for previous involvements in other OTCBB companies, in particular, blank check companies, and

•

we must have a market maker submit a 15c211 application to NASD and agree to act as market maker for our securities.

We can provide no assurance that our shares will be quoted on the bulletin board or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities law; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information as is in such form including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide the customer, prior to effecting any transaction in a penny stock, with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stock, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules.  Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had 42 holders of record of our common stock.

Rule 144 Shares

A total of 15,094,000 shares of our common stock will be available for resale to the public after December 29, 2006 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

(1)	one percent of the number of shares of the company’s common stock then outstanding, which, in our case, will equal approximately 150,910 shares as of the date of this prospectus; or
(2)	the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be quoted on the OTCBB.  We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement.  The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement.  We must be a reporting company under the 1934 Act in order that our common stock be eligible for quotation on the OTCBB.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading or quotation on a recognized market for trading of securities in the United States.

We confirm that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and quotation on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our Articles of Incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

(1)	we would not be able to pay our debts as they become due in the usual course of business; or
(2)

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Item 21:   Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our president, secretary and treasurer for all services rendered in all capacities to us for the period from inception to September 30, 2006.

	Annual Compensation				Long-Term Compensation
Name	Title	Period Ended September 30	Salary	Bonus	Other Annual Compen- sation	Restricted Stock Awarded	Options /SARS (#)	LTIP Payouts	All Other Compen- sation
Geoffrey Hamilton	President. Secretary and Treasurer	2006 2005(1)	Ni Nill	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1) From February 5, 2005 (incorporation) to September 30, 2005

We do not pay to our directors or officers any salary or consulting fee.  We anticipate that compensation may be paid to an officer in the event that we decide to proceed with additional exploration programs beyond the initial stage three-phase program.

We do not pay to our directors any compensation for serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Item 22:   Financial Statements

Quarterly Unaudited Financial Statements for the nine-month period ended June 30, 2007.

Cliff Rock Resources Corp.

(An Exploration Stage Company)

June 30, 2007

Index

Balance Sheets

F-1

Statements of Operations

F-2

Statements of Cash Flows

F-3

Notes to the Financial Statements

F-4

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Balance Sheets

(Expressed in US dollars)

	June 30,	September 30,
	2007	2006
	$	$
	(Unaudited)
ASSETS

Current Assets

Cash	8,553	4,385
Prepaid expenses	424	–

Total Assets	8,977	4,385

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Accounts payable	2,803	2,441
Accrued liabilities (Note 4)	44,597	16,074
Due to related party (Note 5)	23,926	–

Total Liabilities	71,326	18,515

Commitments and Contingencies (Notes 1 and 3)

Stockholders’ Deficit

Common Stock, 100,000,000 shares authorized, $0.001 par value 15,094,000 shares issued and outstanding	15,094	15,094

Additional Paid-in Capital	39,306	39,306

Donated Capital (Note 5)	12,000	6,000

Deficit Accumulated During the Exploration Stage	(128,749)	(74,530)

Total Stockholders’ Deficit	(62,349)	(14,130)

Total Liabilities and Stockholders’ Deficit	8,977	4,385

(The accompanying notes are an integral part of these financial statements)

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Statements of Operations

(Expressed in US dollars)

(Unaudited)

	Accumulated from	For the	For the	For the	For the
	February 4, 2005	Three Months	Three Months	Nine Months	Nine Months
	(Date of Inception)	Ended	Ended	Ended	Ended
	To June 30,	June 30,	June 30,	June 30,	June 30,
	2007	2007	2006	2007	2006
	$	$	$	$	$

Revenue	–	–	–	–	–

Expenses

Donated services and expenses (Note 5)	12,000	2,000	500	6,000	2,000
General and administrative	106,762	32,113	19,075	47,886	42,830
Mineral property costs	9,987	–	–	333	2,155

Total Expenses	128,749	34,113	19,575	54,219	46,985

Net Loss	(128,749)	(34,113)	(19,575)	(54,219)	(46,985)

Net Loss Per Share – Basic and Diluted		–	–	–	–

Weighted Average Shares Outstanding		15,094,000	15,094,000	15,094,000	14,783,000

(The accompanying notes are an integral part of these financial statements)

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in US dollars) (unaudited)

	For the	For the
	Nine Months Ended	Nine Months Ended
	June 30,	June 30,
	2007	2006
	$	$
Operating Activities

Net loss for the period	(54,219)	(46,985)

Adjustment to reconcile net loss to cash used in operating activities:
Donated services and expenses	6,000	2,000

Changes in operating assets and liabilities:
Prepaid expenses	(424)	(800)
Accounts payable and accrued liabilities	28,885	(954)
Due to related party	8,880	–

Net Cash Used in Operating Activities	(10,878)	(46,739)

Financing Activities

Advances from related parties	15,046	–
Proceeds from issuance of common stock	–	35,100

Net Cash Flows Provided by Financing Activities	15,046	35,100

Increase (Decrease) In Cash	4,168	(11,639)

Cash – Beginning of Period	4,385	18,798

Cash – End of Period	8,553	7,159

Supplemental Disclosures
Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these financial statements)

1.

Exploration Stage Company

Cliff Rock Resources Corp. (the “Company”) was incorporated in the State of Nevada on February 4, 2005. The Company has acquired a mineral property in British Columbia, Canada.  The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. As at June 30, 2007, the Company has a working capital deficit of $62,349 and has accumulated losses of $128,749 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is September 30.

b)

Interim Financial Statements

The interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

c)

Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company regularly evaluates estimates and assumptions related to donated expenses, and deferred income tax valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

2.

Summary of Significant Accounting Policies (continued)

e)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2007 and September 30, 2006 the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

f)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

g)

Mineral Property Costs

The Company has been in the exploration stage since its formation on February 4, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are capitalized in accordance with EITF 04-2 “Whether Mineral Rights Are Tangible or Intangible Assets” when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures.  Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met.  In the event that a mineral property is acquired through the issuance of the Company’s shares, the mineral property will be recorded at the fair value of the respective property or the fair value of common shares, whichever is more readily determinable.

Mineral property exploration costs are expensed as incurred.

When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash or shares, are recorded only when the Company has made or is obliged to make the payment or issue the shares.  Because option payments do not meet the definition of tangible property under EITF 04-2, all option payments are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis.  Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards.  Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed.

To date, the Company has not established any proven or probable reserves on its mineral properties.

h)

Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

2.

Summary of Significant Accounting Policies (continued)

h)

Long-Lived Assets (continued)

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

i)

Financial Instruments

The fair values of cash, accounts payable, accrued liabilities and amounts due to a related party approximate their carrying values due to the immediate or short-term maturity of the financial instrument. Management is of the opinion that the Company is not exposed to significant interest, currency, or credit risks arising from its’ financial instruments.

j)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

k)

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

l)

Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. The Company has not issued any stock options since its inception.

m)

Reclassification

Certain reclassifications have been made to the prior period’s financial statements to conform to the current period’s presentation.

n)

Recently Issued Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

2.

Summary of Significant Accounting Policies (continued)

n)

Recently Issued Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SAB No. 108 did not have a material effect on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement did not have a material effect on the Company's financial statements.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on the Company's financial statements.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement did not have a material effect on the Company's financial statements.

1.

Summary of Significant Accounting Principles (continued)

n)      Recently Issued Accounting Pronouncements (continued)

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

3.

Mineral Property

On February 4, 2005, the Company entered into an agreement to acquire a 100% interest in the IQUE mineral claim located on Vancouver Island, British Columbia, Canada, in consideration for $7,500. This mineral claim is subject to a 2.5% net smelter returns royalty (“NSR”) and a 7.5% gross rock revenue royalty. The Company can acquire 1.5% of the NSR for $1,500,000 within twelve months from commencement of commercial production. Advance royalty payments of $25,000 are payable annually commencing on February 4, 2008.

4.

Accrued Liabilities

Accrued liabilities of $44,597 (September 30, 2006 - $16,074) consist of professional fees.

5.

Related Party Transactions

a)

A director provides management services and office premises to the Company valued at $500 per quarter and $500 per month, respectively. During the nine month period ended June 30, 2007, donated services of $1,500 (2006 - $1,500) and donated rent of $4,500 (2006 - $500) were charged to operations.

b)

As at June 30, 2007, the Company owes $600 (September 30, 2006 - $NIL) to a private company controlled by a director for payment of professional fees on behalf of the Company. The amount owing is unsecured, non-interest bearing and has no terms of repayment.

c)

As at June 30, 2007, the Company owes $8,280 (September 30, 2006 - $NIL) to the President of the Company for audit expenses paid on behalf of the Company.  The amount owing is unsecured, non-interest bearing and has no terms of repayment.

d)

As at June 30, 2007, the Company owes $15,046 (September 30, 2006 - $NIL) a shareholder of the Company made advances to the Company.  The amount owing is unsecured, non-interest bearing and has no terms of repayment.

Item 23:   Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants on accounting and financial disclosure.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statements and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100F Street N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Part II

Information Not Required In the Prospectus

Item 24.   Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation.  Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our board of directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25:   Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$100
Federal taxes	$Nil
State taxes and fees	$Nil
Transfer Agent fees	$1,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$15,000
Total:	$21,100

All amounts are estimates, other than the Commission’s registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26:   Recent Sales of Unregistered Securities

We issued 1,000 shares of common stock on February 4, 2005 as incorporator’s shares at a price of $0.001 per share.  We received $1 from this issuance.  On June 16, 2005 these shares were transferred to Geoffrey Hamilton by the incorporator for $1.

We issued 3,750,000 shares of common stock on June 27 and 28, 2005 to Andrew Hamilton, a director, and Geoffrey Hamilton, a director and our president, secretary and treasurer, at a price of $0.001 per share.  We received $7,500 from this offering.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  Geoffrey Hamilton is a director and officer and Andrew Hamilton is a director of our company, and were in possession of all material information relating to the company.  This issuance resulted in each of Geoffrey Hamilton owning 24.9% and Andrew Hamilton owning 24.8% of the issued and outstanding shares of our common stock.

We issued 7,500,000 shares of common stock to 10 purchasers on October 11, 2005 at a price of $0.005 per share for proceeds of $37,500.  We issued a further 93,000 shares of common stock to 31 purchasers on October 25, 2005 at a price of $0.10 per share.  The total amount we received from this offering was $9,300.  We completed these offerings pursuant to Regulation S of the Securities Act.  Each purchaser represented to us that he was a non-US person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.  Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends.  Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

The availability of Regulation S is dependent upon the satisfaction of a series of requirements:

(1)	Rule: All offers and sales must be made in offshore transactions. Compliance: All offers and sales were made to non-U.S. residents. Each subscriber is a resident of Canada.
(2)

Rule:  No directed selling efforts can be made in the United States by us, a distributor, their affiliates, or any person acting on behalf of any of the foregoing. Compliance:  No directed selling efforts were made in the United States.

.

(3)	Rule: The issuer must satisfy the conditions of Category 1, 2 or 3 of Rule 903, Regulation S. Compliance: We have complied with the conditions of Category 3 of 903(b).
	(a)	Rule: Offering restrictions must be implemented. Compliance: We implemented offering restrictions in the subscription agreements with investors.
(b)

Rule: All offers or sales made prior to the expiration of a one-year distribution compliance period may not have been made to a U.S. person or for the account or benefit of a U.S. person. Compliance:  The purchasers in this offering are non-U.S. residents.  These purchasers have not offered or sold their shares to date. Their shares are being registered as part of this Form SB-2 registration statement.

	(c)	Rule: Offers or sales made prior to the expiration of a one-year distribution compliance period must have been made pursuant to the following four conditions.
i.

Rule: The purchaser of the securities certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act. Compliance: The purchasers in this offering so agreed in their subscription agreements.

ii.

Rule: The purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Compliance: The purchasers in the offering so agreed in their subscription agreements.

iii.

Rule: The issuer’s securities contained a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act. Compliance: A restricted legend, as described below, has been affixed to each purchaser’s share certificate representing all shares purchased in the offering made under Regulation S in the event that such share certificates are issued prior to the effective date of this prospectus.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE UNITED STATES BY A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. NO OFFERS OR SALES OR TRANSFERS (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATIONS.”

iv.

Rule: The issuer is required, either by contract or a provision in its bylaws, articles or charter or comparable documents, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, other reasonable procedures (such as the Regulation S legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S. Compliance: Cliff Rock Resources Corp. and each subscriber agreed in their respective subscription agreements that we will refuse to register any transfer of these Regulation S shares not made in accordance with the above-stated rule.

(d)

Rule: Each distributor selling securities to a distributor, a dealer, or a person receiving a selling commission, fee or other remuneration, prior to the expiration of a 40-day distribution compliance period in the case of debt securities, or a one-year distribution compliance period in the case of equity securities, sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor. Compliance: Not applicable to facts of offering.

Item 27:   Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Opinion of Conrad C. Lysiak, Attorney, with consent to use (1)
10.1	Property Acquisition Agreement dated February 4, 2005 between the Company and Lawrence Stephenson (1)
23.4	Consent of William G. Timmins, P.Eng., Consulting Geologist (2)
23.7	Consent of Manning Elliott, Chartered Accountants(3)
23.8	Consent of Manning Elliott, Chartered Accountants(4)
23.9	Consent of Manning Elliott, Chartered Accountants(5)\
23.10	Consent of Manning Elliott, Chartered Accountants

(1)

Incorporated by reference to same exhibit filed with the Company’s Form SB-2 Registration Statement on January 18, 2006.

(2)

Incorporated by reference to same exhibit filed with the Company’s Form SB-2 Registration Statement on May 30, 2006.

(3)

Incorporated by reference to same exhibit filed with the Company’s Form SB-2 Post-Effective Amendment No. 1 on August 18, 2006.

(4)

Incorporated by reference to the same exhibit filed with the Company’s Form SB-2 Post-Effective Amendment No. 2 on October 17, 2006.

(5)

Incorporated by reference to the same exhibit filed with the Company’s Form SB-2 Post-Effective Amendment No. 3 on June 4, 2007.

Item 28:   Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that it will:

(1)

file, during any period in which it offers or sells securities, a post-effective amendment this registration statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

include any additional or changed material information on the plan of distribution;

(2)

for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(3)

file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

(4)

for determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)

any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)

any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registration further hereby undertakes that it will, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on September 25, 2007.

CLIFF ROCK RESOURCES CORP.

By:

  “Geoffrey Hamilton”

_______________________________________________

Geoffrey Hamilton, President (Principal Executive

Officer) and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities on September 25, 2007.

  “Geoffrey Hamilton”

  “Andrew Hamilton”

__________________________________________

_________________________________________

Geoffrey Hamilton, Director, President (Principal

Director

Executive Officer), Principal Financial Officer,

Secretary and Treasurer (Principal Accounting Officer)